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                                                                   Exhibit 10.7

                                       FORM OF
                             DAL-TILE INTERNATIONAL INC.
                                   VOTING AGREEMENT



         THIS DAL-TILE INTERNATIONAL INC. VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of November 19, 2001 by and among Mohawk Industries, Inc., a Delaware corporation ("MAVERICK"), and the undersigned stockholder ("STOCKHOLDER") of Dal-Tile International Inc., a Delaware corporation ("DALLAS").

                                      RECITALS

         A. Concurrently with the execution and delivery hereof, Maverick, a wholly owned subsidiary of Maverick ("MAVERICK SUB"), and Dallas are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Dallas with and into Maverick Sub in accordance with its terms.

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Dallas and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

         C. In consideration of the execution and delivery of the Merger Agreement by Maverick and Maverick Sub, Stockholder (in his or her capacity as such) desires to agree to vote the Shares (as defined herein) and other such shares of capital stock of Dallas over which Stockholder has voting power so as to facilitate the consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

                (a) "DALLAS COMMON STOCK" means the common stock, par value $0.01 per share, of Dallas.

                (b) "EXPIRATION DATE" means the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article 10 thereof, or (ii) the Effective Time.

                (c) "PERSON" means any individual, corporation, limited liability company, general or limited partnership, unincorporated association, joint venture, or other business enterprise or entity.

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                (d)     "SHARES" means (i) all shares of Dallas Common Stock
and other voting securities of Dallas owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of Dallas Common Stock and other voting securities of Dallas acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.

                (e) "TRANSFER" means, with respect to any security, to directly or indirectly (i) sell, pledge, encumber, grant an option with respect to, transfer or dispose of such security or any interest in such security, or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, encumber, grant an option with respect to, transfer or dispose of such security or any interest therein.

         2.     TRANSFER RESTRICTIONS.

                (a) TRANSFER OF SHARES. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except in connection with the Merger or as the result of the death of the Stockholder, Transfer any of the Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto, unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have: (i) executed a counterpart of this Agreement and the Proxy (as defined in SECTION 4 hereof) (with such modifications as Maverick may reasonably request), and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

                (b) TRANSFER OF VOTING RIGHTS. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

         3. AGREEMENT TO VOTE SHARES. Prior to the Expiration Date, at every meeting of the stockholders of Dallas called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Dallas, Stockholder (in Stockholder's capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum, and shall cause the Shares to be voted, to the extent not voted by the persons appointed as proxies under the Proxy, (i) in favor of the approval and adoption of the Merger Agreement and in favor of approval of the Merger, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Merger Agreement and consummation of the Merger, and (iii) against any of the following (to the extent unrelated to the Merger Agreement and the Merger):
(A) any merger, consolidation or business combination involving Dallas; (B) any sale, lease or transfer of any significant portion of the assets of Dallas or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Dallas or any of its

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subsidiaries; (D) any material change in the capitalization of Dallas or the corporate structure of Dallas; or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger.

         4. IRREVOCABLE PROXY. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Maverick an Irrevocable Proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by applicable law and coupled with an interest, with respect to the Shares.

         5.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.
Stockholder hereby represents and warrants to Maverick as follows: (i) Stockholder is the beneficial or record owner of the shares of Dallas Common Stock indicated on the signature page of this Agreement, free and clear of any Liens, (ii) Stockholder does not beneficially own any securities of Dallas other than the shares of Dallas Common Stock and options and warrants to purchase shares of Dallas Common Stock set forth on the signature page of this Agreement, and (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. ADDITIONAL DOCUMENTS. Stockholder (in Stockholder's capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Maverick, to carry out the intent of this Agreement.

         7. TERMINATION. This Agreement shall terminate and be of no further force or effect whatsoever as of the Expiration Date.

         8. SEVERABILITY. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         9. BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, upon the death of the Stockholder, his estate, PROVIDED, HOWEVER, that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without prior written consent of the other party hereto.

         10. AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written

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agreement executed by each of the parties hereto; provided that any provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof by a writing signed by such party or an authorized representative thereof.

         11. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Maverick shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to Maverick upon any such violation, Maverick shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Maverick at law or in equity.

         12. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


                If to Maverick:     Mohawk Industries, Inc.
                                    P.O. Box 12069
                                    Calhoun, GA 30701
                                    Attention: John D. Swift
                                    Telephone: (800) 241-4494
                                    Facsimile: (706) 625-3851


                and to:             Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street, N.W.
                                    Atlanta, Georgia 30309-3424
                                    Attention: Alexander W. Patterson
                                    Telephone: (404) 881-7000
                                    Facsimile: (404) 881-4777


                If to Stockholder:  To the address for notice set forth on the signature page hereof.


                (a) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflicts of law.

                (b) ENTIRE AGREEMENT. This Agreement and the Proxy, together with the documents expressly referred to herein, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

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                (c)     OFFICERS AND DIRECTORS.  To the extent that
Stockholder is or becomes (during the term hereof) a director or officer of Dallas, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein shall limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of Dallas in exercising its rights under the Merger Agreement.

                (d) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                (e) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
























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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.



MOHAWK INDUSTRIES, INC.                      STOCKHOLDER:

By:                                          By:
    ------------------------------               -------------------------------
                                                           (Signature)

Name:                                        Name:
      ----------------------------                 -----------------------------
                                                           (Print Name)

Title:                                       Title:
       ---------------------------                  ----------------------------
                                                      (If Signing for Entity)

                                             Address:
                                                      --------------------------

                                             -----------------------------------

                                             -----------------------------------


                                             Telephone:
                                                        ------------------------

                                             Facsimile:
                                                        ------------------------

                                             Shares Beneficially Owned:

                                             ___________ shares of Dallas Common
                                             Stock

                                             ___________ shares of Dallas Common
                                             Stock issuable upon the exercise of
                                             outstanding options or warrants




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